EXHIBIT 10.4          INDEPENDENT CONTRACTOR AGREEMENT WITH MICHAEL J.
BONGIOVANNI


                        INDEPENDENT CONTRACTOR AGREEMENT
                        --------------------------------

This Independent Contractor Agreement ("Agreement) is made effective this December 18, 2001, by and between Michael J. Bongiovanni ("Consultant") and National Beauty Corporation, a Nevada corporation (The "Company").

Now, therefore, Consultant and Company agree as follows:

1.     Engagement
       ----------
The Company hereby engages Consultant, and Consultant accepts engagement, to provide to Company the following services: All staff accountant responsibilities, bookkeeping, tax matters, including preparation and filing of all State and Federal return, all related responsibilities as designated by President and preparation and filing through the EDGAR system, all quarterly and annual reports which may be required by the SEC. Assist auditor with annual audit for 2001 and 2002.

2.     Terms
       -----
Consultant shall provide services to Company pursuant to this agreement for a term commencing December 18, 2001 and ending April 5, 2003.

3.     Place  of  Work
       ---------------
Consultant shall render service, primarily at Consultant's office, but will, upon request, provide the services at Company office or such other places as reasonably requested by Company as appropriate for the performance of particular services.

4.     Time
       ----
Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average thirty (30) hours per week in the performance of services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5.     Payment
       -------
Company shall pay Consultant a lump sum of fifty thousand ($50,000) dollars for services performed pursuant to this Agreement, payable monthly. Payment shall be made annual on S-8 registration and valued at the bid price on the date of respective stock issuances. Consultant shall bear all of Consultant's expenses incurred in the performance of this agreement.

6.     Covenant Not to Compete
       -----------------------
During the term of this Agreements and for a period of 2 years thereafter, Consultant shall not within the United States, directly or indirectly, either for his own account, or as a partner, shareholder, officer, director, employee, agent or otherwise; own, manage, operate, control, be employed by, participate in, consult with, perform services for, or otherwise be connected in any business the same as or similar to the business currently conducted by the Company. In the event that any of the provisions of this Section 6 are determined to be invalid by reason of their scope or duration, this Section 6 shall be deemed modified to the extent required to cure the invalidity. In the event of a breach, or a threatened breach, of this Section 6, Company shall be entitled to obtain an injunction restraining the commitments or continuance of the breach, as well as any other legal or equitable remedies permitted by law.

7.     Confidentiality
       ---------------
During the term of this Agreement, and thereafter in perpetuity, Consultant shall not, without the prior written consent of the Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

A.     Is disclosed by Company without restriction;
B.     Becomes publicly available through no act of Consultant;
C.     Is rightfully received by Consultant from a third party.

8.     Termination
       -----------
(A) This Agreement may be terminated by Company as follows:

i. If Consultant is unable to provide the consultants services by reasons of temporary or permanent illness, disability, incapacity or death.
ii. Breach or default of any obligation of Consultant pursuant to Section 6, Covenant Not to Compete, or Section 7, Confidentiality, of this Agreement.
iii. Breach or default by Consultant of any other material obligation in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

(B) Consultant may terminate this Agreement as follows:

i. Breach or default of any material obligation of the Company, which breach or default is not cured within five (5) days of written notice from Consultant.
ii. If Company files protection under the federal bankruptcy laws, or any bankruptcy petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.

9.     Independent Contractor
       ----------------------
Consultant is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of the Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.

10.     Tools and Supplies
        ------------------
Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.

11.     Controlling Law
        ---------------
This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

12.     Headings
        --------
The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13.     Final Agreement
        ---------------
This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both parties.

14.     Notices
        -------
Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

If to Consultant:
     Michael J. Boingiovanni
     12433 Willingdon Road
     Huntersville, NC 28078

If to Company:
     National Beauty Corporation
     4818 West Commercial Blvd
     Ft. Lauderdale, FL 33319

15.     Severability
        ------------
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.
IN WITNESS WHEROF, this Agreement has been executed by the parties as of the date first above written.

NATIONAL BEAUTY CORPORATION

By:

/s/ Michael J. Bongiovanni          /s/ Edward A. Roth
--------------------------          ------------------
    Michael J. Bongiovanni              Edward A. Roth, President